EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Hotel Outsource Management International, Inc.

We hereby consent to the use in the prospectus constituting part of the Registration Statement on Form SB-2 of our report dated April 17, 2006 on the consolidated financial statements of Hotel Outsource Management International, Inc. as of December 31, 2005 and for each of the years ended December 31, 2005 and 2004, which appear in such Prospectus. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.

Kingery & Crouse, P.A. s/s
Tampa, Florida

July 18, 2006